The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated August 12, 2019.

August 2019 Preliminary Pricing Supplement No. U4092 Registration Statement No. 333-218604-02 Dated August 12, 2019 Filed pursuant to Rule 424(b)(2)

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Contingent Income Securities due August 20, 2020 based on the performance of the common stock of Netflix, Inc. (the “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 60% of the Initial Level, which we refer to as the Coupon Barrier Level. If the closing level of the Underlying is less than the Coupon Barrier Level on any Observation Date, you will not receive any Contingent Coupon for that period. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after November 18, 2019 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date. At maturity, if the securities have not previously been automatically redeemed and the Final Level is greater than or equal to 60% of the Initial Level, which we refer to as the Downside Threshold Level, investors will receive the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the level of the Underlying over the term of the securities, and the Redemption Amount will be less than 60% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal, the risk of receiving no Contingent Coupon on a Contingent Coupon Payment Date if the closing level of the Underlying is below the Coupon Barrier Level on the immediately preceding Observation Date and the risk of an Automatic Redemption of the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlying:	The Underlying is set forth in the table below (the issuer of the Underlying, the “Reference Share Issuer”). For more information on the Underlying, see “Netflix, Inc. Summary” herein. The Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level, Coupon Barrier Level and Early Redemption Level:
	Underlying	Ticker	Initial Level	Downside Threshold Level	Coupon Barrier Level	Early Redemption Level
	Common stock of Netflix, Inc.	NFLX UW <Equity>
Aggregate Principal Amount:	$
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	August 16, 2019
Settlement Date:	August 21, 2019 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.125(1)
		$0.05(2)	$9.825
Total	$	$	$

(1) We or one of our affiliates may pay to MSSB varying discounts and commissions of up to $0.175 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date will be between $9.65 and $9.825 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the Trade Date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Key Terms continued from previous page:
Valuation Date:	August 17, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	August 20, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Contingent Coupons:

Subject to Automatic Redemption, if, on any Observation Date, the closing level of the Underlying on such date is greater than or equal to the Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 9.00% (corresponding to $0.225 per period per security and to be determined on the Trade Date) on the immediately following Contingent Coupon Payment Date.

If, on any Observation Date, the closing level of the Underlying on such date is less than the Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Date.

Redemption Amount:	If the securities have not previously been automatically redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
	• If the Final Level is greater than or equal to the Downside Threshold Level:	the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.
• If the Final Level is less than the Downside Threshold Level:

(i) the Principal Amount multiplied by (ii) the Underlying Return.

In this case, the Redemption Amount will be less than $6 per $10 principal amount of securities. You could lose your entire investment.

Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount (the “Automatic Redemption Amount”) and the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date (the “Automatic Redemption Date”). No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made with respect to such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption Event:	An Early Redemption Event will occur on any Observation Date scheduled to occur on or after November 18, 2019 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.
Early Redemption Level:	Expected to be 100% of the Initial Level (to be determined on the Trade Date).
Coupon Barrier Level:	Expected to be 60% of the Initial Level (to be determined on the Trade Date).
Downside Threshold Level:	Expected to be 60% of the Initial Level (to be determined on the Trade Date).
Initial Level:	The closing level of the Underlying on the Trade Date. In the event that the closing level for the Underlying is not available on the Trade Date, the Initial Level will be determined on the immediately following trading day on which a closing level is available.
Final Level:	The closing level of the Underlying on the Valuation Date
Observation Dates:	November 18, 2019, February 18, 2020, May 18, 2020 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	November 21, 2019, February 21, 2020, May 21, 2020 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Automatic Redemption. Contingent Coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable, if any, on the Automatic Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Automatic Redemption Amount or Redemption Amount, as applicable, is payable.
Underlying Return:	The Final Level divided by the Initial Level

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

CUSIP / ISIN:	22550F880 / US22550F8804
Listing:	The securities will not be listed on any securities exchange.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

August 2019	Page 3

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

August 2019	Page 4

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level

August 2019	Page 5

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Investment Summary

Auto-Callable Contingent Income Securities

Principal at Risk Securities

The Auto-Callable Contingent Income Securities due August 20, 2020 based on the performance of the common stock of Netflix, Inc., which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 9.00% (corresponding to $0.225 per period per security and to be determined on the Trade Date) but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 60% of the Initial Level, which we refer to as the Coupon Barrier Level. It is possible that the closing level of the Underlying could be below the Coupon Barrier Level on most or all of the Observation Dates throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after November 18, 2019 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date.

If the securities have not been previously automatically redeemed and the Final Level is greater than or equal to 60% of the Initial Level, which we refer to as the Downside Threshold Level, the Redemption Amount will be the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the Underlying over the term of the securities and will receive a Redemption Amount that is significantly less than the Principal Amount, in proportion to the decline in the Underlying from the Initial Level to the Final Level. In this scenario, the value of any such payment will be less than 60% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of the Underlying.

Maturity:	Approximately one year, unless automatically redeemed earlier

Redemption Amount:

If the securities have not previously been automatically redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level is greater than or equal to the Downside Threshold Level, investors will receive the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.

If the Final Level is less than the Downside Threshold Level, investors will receive a Redemption Amount that is less than 60% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of 9.00% (corresponding to $0.225 per period per security and to be determined on the Trade Date) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of the Underlying is at or above the Coupon Barrier Level on the immediately preceding Observation Date.

If, on any Observation Date, the closing level of the Underlying is less than the Coupon Barrier Level, we will pay no coupon for the applicable period.

Automatic Redemption:

If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount and the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made in respect of such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date.

An Early Redemption Event will occur on any Observation Date scheduled to occur on or after November 18, 2019 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.

August 2019	Page 6

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 9.00% per annum (corresponding to $0.225 per period per security, to be determined on the Trade Date) but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 60% of the Initial Level, which we refer to as the Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing a significant portion or all of their principal, (ii) receiving no Contingent Coupon on a Contingent Coupon Payment Date if the level of the Underlying is below the Coupon Barrier Level on the immediately preceding Observation Date and (iii) an Automatic Redemption of the securities. The following scenarios are for illustrative purposes only to demonstrate how the Contingent Coupon and the Redemption Amount (if the securities have not previously been automatically redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed, the Contingent Coupon may be payable in none of, or some but not all of, the periods during the term of the securities and the Redemption Amount may be less than 60% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity.	This scenario assumes that the securities are automatically redeemed prior to the Maturity Date on one of the Contingent Coupon Payment Dates for the Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon payable on such Contingent Coupon Payment Date. Prior to the Automatic Redemption, the Underlying may close at or above the Coupon Barrier Level on some or all of the Observation Dates. In this scenario, investors receive the Contingent Coupon with respect to each Observation Date for which the Underlying closes at or above the Coupon Barrier Level, but not for the Observation Dates on which the Underlying closes below the Coupon Barrier Level. No further payments will be made on the securities once they have been automatically redeemed.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the Underlying may close at or above the Coupon Barrier Level on some but not all of the Observation Dates. Consequently, investors receive the Contingent Coupon with respect to each Observation Date on which the Underlying closes at or above the Coupon Barrier Level, but not for the Observation Dates on which the Underlying closes below the Coupon Barrier Level. On the Valuation Date, the Underlying closes at or above the Downside Threshold Level. Therefore, at maturity, investors will receive the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the Underlying closes below the Coupon Barrier Level on all or nearly all of the Observation Dates. In this scenario, investors do not receive any Contingent Coupons, or receive Contingent Coupons for only a limited number of Contingent Coupon Payment Dates. On the Valuation Date, the Underlying closes below the Downside Threshold Level. Therefore, investors receive an amount equal to the Principal Amount multiplied by the Underlying Return at maturity. Under these circumstances, the Redemption Amount will be less than 60% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

August 2019	Page 7

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Netflix, Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Netflix, Inc. is an internet entertainment service that allows members to stream TV series, documentaries and feature films across multiple genres and languages. The common stock of Netflix, Inc. is listed on the Nasdaq Global Select Market. Netflix, Inc.’s SEC file number is 001-35727 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on August 8, 2019:

Bloomberg Ticker Symbol:	NFLX UW <Equity>
Current Closing Level:	$315.90
52 Weeks Ago (on 8/9/2018):	$349.36
52 Week High (on 5/3/2019):	$385.03
52 Week Low (on 12/24/2018):	$233.88

For additional historical information, see “Common Stock of Netflix, Inc. Historical Performance” below.

August 2019	Page 8

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon and whether an Early Redemption Event occurs will be determined on each Observation Date. If the securities are not automatically redeemed, the Redemption Amount will be determined by reference to the Final Level. The actual Initial Level, Coupon Barrier Level, Downside Threshold Level and Early Redemption Level will be determined on the Trade Date. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level:	$315
Hypothetical Coupon Barrier Level:	$189, which is 60% of the hypothetical Initial Level
Hypothetical Downside Threshold Level:	$189, which is 60% of the hypothetical Initial Level
Hypothetical Early Redemption Level:	$315, which is 100% of the hypothetical Initial Level
Contingent Coupons:

9.00% per annum (corresponding to $0.225 per period per security)

A Contingent Coupon is paid on each Contingent Coupon Payment Date but only if the closing level of the Underlying is at or above the Coupon Barrier Level on the related Observation Date.

Automatic Redemption:	If on any Observation Date scheduled to occur on or after November 18, 2019 (other than the Valuation Date) the closing level of the Underlying is greater than or equal to the Initial Level, the securities will be automatically redeemed for an Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date.
Redemption Amount (if the securities have not been automatically redeemed):

If the Final Level is greater than or equal to the Downside Threshold Level: the Principal Amount and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.

If the Final Level is less than the Downside Threshold Level: (i) the Principal Amount multiplied by (ii) the Underlying Return.

Principal Amount:	$10

In Example 1, the securities are automatically redeemed on one of the Contingent Coupon Payment Dates, and no further payments are made on the securities after they have been automatically redeemed. In Examples 2, 3, and 4, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The closing level of the Underlying is at or above the Early Redemption Level on the third Observation Date, but below the Early Redemption Level on each prior Observation Date, so the securities are automatically redeemed on the Contingent Coupon Payment Date immediately following the third Observation Date. The closing level of the Underlying is also at or above the Coupon Barrier Level on each Observation Date prior to (and excluding) the Observation Date immediately preceding the Automatic Redemption. Therefore, you would receive the Contingent Coupons with respect to those prior Observation Dates, totaling $0.225 × 2 = $0.45. The closing level of the Underlying is greater than or equal to the Coupon Barrier Level on the Observation Date immediately preceding the Automatic Redemption. Upon Automatic Redemption, investors receive the Automatic Redemption Amount calculated as $10 + $0.225 = $10.225.

The total payment over the term of the securities is $0.45 + $10.225 = $10.675.

August 2019	Page 9

Auto-Callable Contingent Income Securities due August 20, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Common Stock of Netflix, Inc.
Principal at Risk Securities

Example 2 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is at or above the Coupon Barrier Level on every Observation Date including the Valuation Date, and the Final Level is above the Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to each Observation Date prior to (and excluding) the Valuation Date, totaling $0.225 × 3 = $0.675 and (ii) the Redemption Amount calculated as $10 + $0.225 = $10.225.

The total payment over the term of the securities is $0.675 + $10.225 = $10.90.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 9.00% per annum interest rate. Despite the fact that the Final Level is greater than the Initial Level, you will not participate in any appreciation of the Underlying. This is therefore the maximum amount payable over the term of the securities. To the extent that coupons are not paid on every Contingent Coupon Payment Date, the effective interest rate on the securities will be less than 9.00% per annum and could be zero. If the securities are automatically redeemed prior to maturity, you will receive no more Contingent Coupons, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Example 3 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is at or above the Coupon Barrier Level on two of the Observation Dates prior to the Valuation Date. The Final Level is above the Downside Threshold Level and Coupon Barrier Level. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to two Observation Dates prior to the Valuation Date, totaling $0.225 × 2 = $0.45, but not for the other Observation Dates prior to the Valuation Date, and (ii) the Redemption Amount calculated as $10 + $0.225 = $10.225.

The total payment over the term of the securities is $0.45 + $10.225 = $10.675.

Example 4 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is below the Coupon Barrier Level on all of the Observation Dates, and the Final Level is $126, which is below the Downside Threshold Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $10 × $126 / $315 = $4.

The total payment over the term of the securities is $0 + $4 = $4.

If the securities are not automatically redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

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Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not automatically been redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will be fully exposed to the decline in the Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Underlying from the Initial Level to the Final Level. Under this scenario, the value of any such payment will be less than 60% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities will not pay more than the Principal Amount plus Contingent Coupons, if any. The securities will not pay more than the Principal Amount plus Contingent Coupons, if any, regardless of the performance of the Underlying. Even if the Final Level is greater than the Initial Level, you will not participate in the appreciation of the Underlying. Therefore, the maximum amount payable with respect to the securities (excluding Contingent Coupons, if any) is the Principal Amount of the securities. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Redemption.

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to a Contingent Coupon Payment Date only if the closing level of the Underlying on the related Observation Date is greater than or equal to the Coupon Barrier Level. If the closing level of the Underlying is less than the Coupon Barrier Level on each Observation Date, you will not receive any Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. The greater the expected volatility with respect to the Underlying on the Trade Date, the higher the expectation as of the Trade Date that the closing level of the Underlying could be less than its (i) Coupon Barrier Level on any Observation Date or (ii) Downside Threshold Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Downside Threshold Levels) than for similar securities linked to the performance of an underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon may indicate an

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increased risk of loss. Further, relatively lower Coupon Barrier Levels or Downside Threshold Levels may not necessarily indicate that you will receive a Contingent Coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of the Underlying can change significantly over the term of the securities. The level of the Underlying for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying and the potential to lose a significant amount of your principal at maturity.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	The securities are subject to a potential Automatic Redemption, which would limit your opportunity to be paid Contingent Coupons over the full term of the securities. The securities are subject to a potential Automatic Redemption. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount and the Contingent Coupon payable on that Contingent Coupon Payment Date, and no further payments will be made with respect to the securities. In this case, you will lose the opportunity to continue to be paid Contingent Coupons from the Automatic Redemption Date to the scheduled Maturity Date.

▪	Contingent Coupons, if any, are paid on a periodic basis and are based solely on the closing level of the Underlying on the specified Observation Dates. Whether the Contingent Coupon will be paid with respect to an Observation Date will be based on the closing level of the Underlying on such date. As a result, you will not know whether you will receive the Contingent Coupon until near the end of the relevant period. Moreover, because the Contingent Coupon is based solely on the closing level of the Underlying on a specific Observation Date, if the closing level of the Underlying is less than the Coupon Barrier Level on an Observation Date, you will not receive any Contingent Coupon with respect to such Observation Date, even if the closing level of the Underlying was higher on other days during the relevant period.

▪	No affiliation with the Reference Share Issuer. We are not affiliated with the Reference Share Issuer. You should make your own investigation into the Underlying and the Reference Share Issuer. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuer.

▪	Hedging and trading activity. We, any dealer, or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlying or instruments related to the Underlying. We, any dealer, or our or their respective affiliates may also trade in the Underlying or instruments related to the Underlying from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date may be less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our

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option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, the Downside Threshold Level and the Early Redemption Level, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of the Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level, and therefore, could increase the Coupon Barrier Level, which is the level at or above which the Underlying must close in order for you to receive a Contingent Coupon, and the Downside Threshold Level, which is the level at or above which the Underlying must close on the Valuation Date so that you are not exposed to the negative performance of the Underlying. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuer, including extending loans to, or making equity investments in, the Reference Share Issuer or providing advisory services to the Reference Share Issuer. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuer and these reports may or may not recommend that investors buy or hold shares of the Underlying. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date may be less than the Price to Public.” Therefore, in addition to the level of the Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlying;

o       the time to maturity of the securities;

o        the dividend rate on the Underlying;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the industry of the Reference Share Issuer;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Reference Share Issuer or markets generally and which may affect the level of the Underlying; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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▪	No ownership rights in the Underlying. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlying. The return on your investment is not the same as the total return based on a purchase of the shares of the Underlying. For example, as a holder of the securities, you will not have any ownership interest or rights in the Underlying, such as voting rights or dividend payments. In addition, the issuer of the Underlying will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlying and therefore, the value of the securities.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlying. However, an adjustment will not be required in response to all events that could affect the Underlying. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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Principal at Risk Securities

Common Stock of Netflix, Inc. Historical Performance

The following graph sets forth the daily closing levels of the Underlying for the period from January 2, 2014 through August 8, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Underlying for each quarter in the same period. The closing level on August 8, 2019 was $315.90. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Underlying should not be taken as an indication of future performance, and no assurance can be given as to the level of the Underlying on any Observation Date.

Common Stock of Netflix, Inc. Daily Closing Levels January 2, 2014 to August 8, 2019

* The solid red line in the graph indicates the hypothetical Coupon Barrier Level and Downside Threshold Level, assuming the closing level on August 8, 2019 was the Initial Level.

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Common Stock of Netflix, Inc.	High	Low	Period End
2014
First Quarter	$65.00	$46.96	$50.29
Second Quarter	$64.10	$44.89	$62.94
Third Quarter	$69.20	$60.27	$64.45
Fourth Quarter	$66.69	$45.21	$48.80
2015
First Quarter	$69.00	$45.55	$59.53
Second Quarter	$97.31	$59.02	$93.85
Third Quarter	$126.45	$93.51	$103.26
Fourth Quarter	$130.93	$97.32	$114.38
2016
First Quarter	$117.68	$82.79	$102.23
Second Quarter	$111.51	$85.33	$91.48
Third Quarter	$100.09	$85.84	$98.55
Fourth Quarter	$128.35	$99.50	$123.80
2017
First Quarter	$148.06	$127.49	$147.81
Second Quarter	$165.88	$139.76	$149.41
Third Quarter	$189.08	$146.17	$181.35
Fourth Quarter	$202.68	$177.01	$191.96
2018
First Quarter	$331.44	$201.07	$295.35
Second Quarter	$416.76	$280.29	$391.43
Third Quarter	$418.97	$316.78	$374.13
Fourth Quarter	$381.43	$233.88	$267.66
2019
First Quarter	$377.87	$267.66	$356.56
Second Quarter	$385.03	$336.63	$367.32
Third Quarter (through August 8, 2019)	$381.72	$304.29	$315.90

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Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2021 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

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A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FATCA.  You should review the section entitled "Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities" in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU may offer the securities at the offering price set forth on the cover page of this pricing supplement and may receive varying discounts and commissions of up to $0.175 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU varying discounts and commissions of up to $0.175 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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